EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund
Select Series 1998 Year Ahead International Portfolio,
Defined Asset Funds

We consent to the use in this Registration Statement No. 333-24307 of our opinion dated December 10, 1997, relating to the Statement of Condition of Equity Investor Fund Select Series 1998 Year Ahead International Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 10, 1997